Exhibit 10.4

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of September 27, 2013, by and among Retail Opportunity Investments Corp., a Maryland corporation (the “REIT”), Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (“ROIP”) and each person or entity identified as a signatory on Schedule I (each such person or entity a “Seller” and, collectively, the “Sellers”).  Capitalized terms used herein but not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Purchase Agreement, as defined below.

WITNESSETH

WHEREAS, pursuant to the terms and provisions of that certain Agreement for Sale and Purchase of Partnership Interests dated as of August 15, 2013 by and among the REIT and the Sellers signatory thereto (the “Purchase Agreement”), ROIP intends to purchase all of the remaining general partner and limited partnership interests in Terranomics Crossroads Associates Limited Partnership, a California limited partnership (the “Company”) held by the Sellers that ROIP has not yet acquired (the “Company Interests”);

WHEREAS, in connection with the Purchase Agreement, the REIT and, ROIP shall enter into this Agreement with each Seller electing to receive OP Units (as defined in the First Amended and Restated Agreement of Limited Partnership of ROIP (the “Partnership Agreement”)) in exchange for their Company Interests in accordance with the terms of the Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Contribution.

a.
Seller.  By executing the signature page to this Agreement, subject to the terms and conditions hereof, the Seller, if Seller is an Accredited Investor (as defined herein) who certifies as to such status by executing and timely delivering the accredited investor questionnaire (each an “Eligible Seller”), hereby agrees to subscribe for and receive, and ROIP agrees to issue, the OP Units to the undersigned Eligible Seller in exchange for the consideration set forth in paragraph (b) of this section.

b.
Consideration.  The OP Units to be issued to each Seller payable upon the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”) shall equal the amount of cash payable to such Seller pursuant to the Purchase Agreement for the Company Interests divided by the Fair Market Value (as defined below) of one OP Unit (the “Consideration”). The Fair Market Value of one OP Unit shall equal the product of (a) the average closing price of the shares of common stock of the REIT (the “Common Stock”) on the principal market on which the shares of Common Stock trades during the 10 calendar days immediately preceding the third day before the Closing (the “Stock Price”) and (b) 1.05 (except that with respect to the OP Units issued to the persons listed on Schedule II attached hereto the Fair Market Value shall be the Stock Price).  If the Common Stock is not listed on an exchange then the Stock Price shall be determined in good faith by the board of directors of REIT.

2. Registration Rights.  Simultaneously herewith, the REIT and Sellers shall enter into a registration rights agreement (the “Registration Rights Agreement”) which shall provide for the registration under the Securities Act of 1933, as amended (the “Securities Act”) for resale by the Sellers of certain shares of Common Stock which may be issued to Sellers in accordance with the provisions of the Partnership Agreement, upon the presentation of the OP Units for redemption.

3. Closing.

a.           Conditions Precedent.

i.
Conditions to Each Parties Obligations.  No government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign (collectively, a “Governmental Authority”) shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of any of the transactions contemplated in this Agreement (which condition may not be waived by any party) nor shall any of the same brought by a Governmental Authority of competent jurisdiction be pending that seeks the foregoing.

ii.
Conditions to Obligations of the REIT and ROIP.  The obligations of the REIT and ROIP to effect the actions contemplated by this Agreement are further subject to satisfaction of the following conditions (any of which may be waived by the REIT and ROIP, in whole or in part, in their sole discretion):

(1) Representations and Warranties.  Except as would not have a material adverse effect, the representations and warranties of each Seller contained in this Agreement, shall be true and correct at the Closing.

(2) Performance by the Sellers.  Each Seller shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(3) Consents, Etc.  All necessary consents and approvals of Governmental Authorities or third parties (including lenders) for each Seller to consummate the transactions contemplated hereby (except for those the absence of which would not have a material adverse effect on the ability of such Seller to consummate the transactions contemplated by this Agreement) shall have been obtained.

(4) No Material Adverse Change.  There shall have not occurred between the date hereof and the Closing any material adverse change in any of the assets, business, financial condition, results of operation or prospects of the Company.

(5) Bankruptcy.  There shall not have been a bankruptcy or similar insolvency proceeding with respect to the Company.

iii.	Conditions to Obligations of the Sellers. The obligation of each Seller to effect the actions contemplated by this Agreement are further subject to satisfaction of the following conditions:

(1) Representations and Warranties.  Except as would not have a material adverse effect, the representations and warranties of the REIT and ROIP contained in this Agreement shall be true and correct at the Closing.

(2) Performance by the REIT and ROIP.  The REIT and ROIP shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(3) Consents, Etc.  All necessary consents and approvals of Governmental Authorities or third parties (including lenders) for the Sellers to consummate the transactions contemplated hereby (except for those the absence of which would not have a material adverse effect on the ability of the Sellers to consummate the transactions contemplated by this Agreement) shall have been obtained.

(4) Registration Rights Agreement. The REIT and ROIP shall have entered into the registration rights agreement substantially in the form attached as Exhibit M to the Purchase Agreement.  This condition may not be waived by any party.

b.
Time and Place.  Subject to satisfaction or waiver of the conditions in set forth in paragraph (3)(a) of this section, the closing of the transactions contemplated hereby shall occur on the Closing.  The closing shall take place at the offices of the Escrow Agent (as defined in the Purchase Agreement) or such other place as determined by agreement of the parties.

c.
Delivery of OP Units.  The issuance of the OP Units shall be evidenced by an amendment to the Partnership Agreement.  On the Closing, (or as soon as reasonably practicable thereafter), ROIP shall deliver or cause to be delivered to each Seller an executed copy of such amendment.

d.
Closing Deliveries.  On the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the attorney-in-fact or the power of attorney (both as described and set forth in the Partnership Agreement) any other documents reasonably requested by the REIT and ROIP or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Company Interests, free and clear of all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) and to effectuate the transactions contemplated hereby.

e.
Tax Withholding.  The REIT and ROIP shall be entitled to deduct and withhold, from the Consideration payable pursuant to this Agreement to any Seller, such amounts as the REIT or ROIP is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated or issued thereunder (the “Code”) or any provision of federal, state, local or foreign tax law.  To the extent that amounts are so withheld by the REIT or ROIP, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Seller in respect of which such deduction and withholding was made by the REIT or ROIP.

4. Representations, Warranties and Covenants of Seller.  Each Seller, severally and not jointly, hereby represents and warrants to, and covenants with the REIT and ROIP as of the date hereof as follows:

a.
Organization; Authority.  If such Seller is an individual, such Seller has the legal capacity and authority to execute, deliver and perform its obligations under this Agreement, and no individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (collectively, a “Person”) has any community property rights, by virtue of marriage or otherwise, with respect to such Company Interests (unless the person holding such rights is also a signatory hereto).  If such Seller is a Person other than an individual, such Seller has been duly organized, is validly existing and in good standing under the applicable laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority (collectively, the “Laws”) of its jurisdiction of organization, and has all requisite power and authority to enter this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby.

b.
Due Authorization and Enforceability.  If such Seller is a Person other than an individual, the execution, delivery and performance of this Agreement by such Seller has been duly and validly authorized by all necessary action required of such Seller.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of such Seller pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Seller, each enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

c.
Ownership of Interest.  Such Seller is the record owner of the Company Interests owned by it as set forth on Schedule I, and has the power and authority to transfer, sell, assign and convey to the REIT or ROIP, as applicable, such Company Interests, free and clear of any Liens and, upon delivery of the Consideration for such Company Interests as provided herein, the REIT or ROIP, as applicable, will acquire good and valid title thereto, free and clear of any Liens.  Except as provided for or contemplated by this Agreement or the other applicable documents, there are no rights, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or understandings of any kind outstanding (i) relating to the Company Interests owned by such Seller or (ii) to purchase, transfer or to otherwise acquire, or to in any way encumber, any of the interests which comprise such Company Interests or any securities or obligations of any kind convertible into any of the interests which comprise such Company Interests, or other equity interests or profit participation of any kind in the Company.

d.
Consents and Approvals.  No consent, waiver, approval, authorization, order, license, certificate or permit of, or filing or registration with a Person or any Governmental Authority or under any Laws is required to be obtained by such Seller in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

e.
No Violation.  None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (A) the organizational documents, if any, of such Seller, (B) any agreement, document or instrument to which such Seller is a party or by which such Seller is bound, (C) does not and will not violate any Laws applicable to or binding upon the Seller, or (D) any term or provision of any judgment, order, writ, injunction, or decree binding on such Seller is (or its assets or properties).

f.
Non Foreign Person.  Such Seller is a United States person (as defined in the Code) and is, therefore, not subject to the provisions of the Code relating to the withholding of sales or exchange proceeds to foreign persons.

g.
Taxes.  Such Seller has paid all taxes relating to its Company Interests required to be paid by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so).

h.	Solvency. Such Seller has been and will be solvent at all times prior to and for the ninety (90) day period following the transfer of its Company Interests to ROIP.

i.
Litigation.  There is no litigation or proceeding, either judicial or administrative, pending or threatened, affecting all or any portion of Seller’s Company Interests or Seller’s ability to consummate the transactions contemplated hereby which, if adversely determined, would adversely affect the Seller’s ability to consummate the transactions contemplated hereby.  Seller has not received notice of any, and to its knowledge there is no, outstanding order, writ, injunction or decree of any Governmental Authority against or affecting all or any portion of its Company Interests, which in any such case would impair Seller’s ability to enter into and perform all of its obligations under this Agreement.

j.	Seller’s Investment Representations and Warranties. Seller represents and warrants to the REIT and ROIP as follows:

i.
Upon the issuance of OP Units to Seller, (i) Seller shall become subject to, and shall be bound by, the terms and provisions of the Partnership Agreement (a copy of which Seller acknowledges having received and reviewed), including the terms of the power of attorney contained therein, and (ii) Seller agrees to execute a counterpart signature page to the Partnership Agreement.

ii.
Such Seller is knowledgeable, sophisticated and experienced in business and financial matters; such Seller has previously invested in securities similar to the OP Units or Common Stock, as applicable, and fully understands the limitations on transfer imposed by the federal securities Laws.  Such Seller has received and carefully reviewed this Agreement and the other applicable documents as well as all information and documents about or pertaining to the REIT or ROIP, as applicable, and the business and prospects of the REIT or ROIP, as applicable, and the issuance of the OP Units and the Common Stock, as applicable, as such Seller deems necessary or desirable, and has been given the opportunity to obtain, and has obtained, any additional information or documents and to ask questions and receive answers about such information and documents, the REIT or ROIP, as applicable, and the business and prospects of the REIT or ROIP, as applicable, which such Seller deems necessary or desirable to evaluate the merits and risks related to its investment (including, making an informed business decision) in the OP Units or the Common Stock, as applicable; and such Seller understands and has taken cognizance of all risk factors related to the purchase of the OP Units and the Common Stock, as applicable.  Such Seller is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of such Seller’s advisors (including tax advisors), and not upon that of the REIT or ROIP, as applicable, or any of the REIT’s or ROIP’s, as applicable, affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated hereby. Seller is capable of bearing the economic risks of the transactions contemplated herein.

iii.
The OP Units to be issued to Seller, and any Common Stock issued upon redemption thereof, will be acquired by Seller solely for his, her or its own account for investment only and not as a nominee agent for any other person and not with a view to, or with any intention of, an offer, distribution or resale thereof, in whole or in part, or the grant of any participation therein, in each case, in violation of any applicable securities laws.

iv.
Seller is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) (“Accredited Investor”). Such Seller will, upon request, execute and/or deliver any additional documents deemed by the REIT or ROIP to be necessary or desirable to confirm such Seller’s Accredited Investor status.

v.
Seller acknowledges that (A) the OP Units to be issued to Seller have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, (B) ROIP’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Seller contained herein, (C) such OP Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no, and there is not expected to be any, public market for the OP Units, and (E) ROIP has no obligation or intention to register such OP Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.  Seller further acknowledges that because of the restrictions on transfer or assignment of such OP Units to be issued hereunder which are set forth in the Partnership Agreement, Seller may have to bear the economic risk of the investment commitment evidenced by this Agreement and any OP Units acquired hereby for an indefinite period of time.

vi.	Seller acknowledges that the OP Units to be issued to Seller hereunder may not be redeemed for shares of Common Stock for a period of one-year from the date of Closing.

vii.
Seller acknowledges that (A) any shares of Common Stock issued upon redemption of the OP Units may not have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, (B) such Common Stock, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, and (C) there may be no public market for the Common Stock.  Seller further acknowledges that because of the restrictions on transfer or assignment of any Common Stock to be issued upon redemption of the OP Units which are set forth in the Partnership Agreement, Seller may have to bear the economic risk of the investment commitment evidenced by this Agreement and any Common Stock acquired upon redemption of OP Units for an indefinite period of time.

viii.	Seller agrees to the imprinting of the legend on certificates, if any, on any shares of Common Stock issued upon redemption thereof as set forth in the Partnership Agreement.

ix.
Each Seller agrees that it will execute all documents which the REIT or ROIP may reasonably request at such time as the REIT or ROIP may reasonably request in order to satisfy themselves that the offer and sale of the OP Units and, in the future, any shares of Common Stock have been conducted in such manner as to qualify for an exemption from registration under the Securities Act, as a private placement under Section 4(2) thereof and/or Regulation D promulgated thereunder, as determined by the REIT and/or ROIP.

k.
Continuing Efforts.  Subject to the terms and conditions herein provided, such Seller covenants and agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper and/or appropriate to consummate and make effective the transactions contemplated by this Agreement.

l.
No Brokers or Finders.  The Seller has not entered into any agreement and is not otherwise liable or responsible to pay any brokers’ or finders’ fees or expenses to any person similar agent or firm with respect to this Agreement or the issuance of any OP Units contemplated hereby, except for any such person or similar agent or firm the fees and expenses for which such Seller shall be solely responsible for and pay.

m.
No Claims.  Each Seller represents and warrants that it does not have any claims against the Company or any of its officers, directors or agents for breach of fiduciary obligations, breach of the terms of applicable organizational documents, fraud, self-dealing or any other similar cause of action.

n.
No Other Representations or Warranties.  Other than the representations and warranties expressly set forth in this section, no Seller shall be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

o.
Survival of Representations and Warranties of the Seller.  Each Seller agrees and acknowledges that (a) the representations and warranties set forth in paragraph (j) shall survive indefinitely and (b) all other representations and warranties set forth in this section shall survive for a period of one-year following the Closing.

5. Representations, Warranties and Covenants of the REIT and ROIP.  The REIT and ROIP hereby represent and warrant to, and covenant with, each Seller as of the date hereof as follows:

a.	Organization; Authority.

i.
The REIT is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland.  The REIT has all requisite power and authority to enter this Agreement and the other applicable documents and to carry out the transactions contemplated hereby and thereby.

ii.
ROIP is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware.  ROIP has all requisite power and authority to enter this Agreement and the other applicable documents and to carry out the transactions contemplated hereby and thereby.

b.
Due Authorization.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the REIT or ROIP pursuant to this Agreement or the other applicable documents in connection with the exercise of the Buyer's Purchase Option constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the REIT or ROIP, each enforceable against the REIT or ROIP in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

c.
Consents and Approvals.  No consent, waiver, approval or authorization of, or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by the REIT or ROIP in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

d.
No Violation.  None of the execution, delivery or performance of this Agreement, the other applicable documents in connection with the exercise of the Buyer's Purchase Option, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under (a) the organizational documents of the REIT or ROIP, (b) any term or provision of any judgment, order, writ, injunction, or decree binding on the REIT or ROIP, or (c) any other agreement to which the REIT or ROIP is a party thereto.

e.
No Other Representations or Warranties.  Other than the representations and warranties expressly set forth in this section, the REIT and ROIP shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

f.	Partnership Agreement. ROIP has furnished to Seller a true, correct and complete copy of the Partnership Agreement.

g.
Issuance of OP Units.  At the Closing: (i) the OP Units issued by ROIP to Seller will be duly authorized by the REIT or ROIP, as applicable, and, when issued against Consideration therefor, will be validly issued by the REIT or ROIP, fully paid and non-assessable; and (ii) Seller will be admitted as a limited partner of the Partnership entitled to all of the rights, privileges and other benefits of limited partners holding similar interests under the Partnership Agreement.

h.
Reservation and Listing of Common Stock.  The shares of Common Stock to be issued by the REIT upon redemption of the OP Units will be reserved for issuance and the REIT will use commercially reasonable efforts to list such Common Stock on the NASDAQ Stock Market or on any other similar exchange where the REIT has shares of Common Stock listed (subject to official notice of issuance) prior to the date upon which any of the OP Units becomes redeemable for shares of Common Stock.

i.
No Broker's or Finders.  The REIT and ROIP have not entered into any agreement and are not otherwise liable or responsible to pay any brokers' or finders' fees or expenses to any person or similar agent or firm with respect to this Agreement or the purchase and issuance of any OP Units contemplated hereby.

6. Tax Cooperation.

The REIT, ROIP and each Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns related to the transactions pursuant to this Agreement and any audit, litigation or administrative, judicial or other inquiry or proceeding with respect to taxes related to the transactions pursuant to this Agreement.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such action or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

7. Indemnification.

a.
Indemnification.  For a period of one (1) year from and after the Closing, each Seller, severally and not jointly, agrees to indemnify, hold harmless, and defend the REIT, ROIP and their successors and assigns (collectively, the “REIT’s Indemnified Persons”) from and against, and reimburse each of the REIT’s Indemnified Persons with respect to, any and all losses, damages, liabilities, costs, and expenses, including interest from the date of such loss to the time of payment, penalties, and reasonable attorney fees (collectively, the “Damages”) incurred by any of the REIT’s Indemnified Persons by reason of or arising out of or in connection with:

(1) Any breach or inaccuracy of any representation or warranty of such Seller made in this Agreement or any Subscription Document;

(2) Any failure by such Seller to perform any covenant required to be performed by such Seller pursuant to this Agreement or any Subscription Document; and

(3) Any claim, demand, cause of action, complaint or action arising out of any facts or circumstances that occurred prior to Closing, regardless of fault.

This indemnification extends to any Damages suffered by any of REIT’s Indemnified Persons, whether or not a claim is made against any of REIT’s Indemnified Persons by any third party.  Nothing contained herein shall make a person who is subject to the foregoing indemnification obligation liable for more than the aggregate Purchase Price for such Seller’s Company Interests.

b.
Defense of Claim.  If any claim is asserted against a party that would give rise to a claim by that party against the other party for indemnification, the party to be indemnified will promptly give written notice to the indemnifying party concerning such claim and the indemnifying party will, at no expense to the indemnified party, defend the claim.

8. Benefit of Agreement: Successors and Assigns; Assignment.  This Agreement is only for the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns and is not intended to be for the benefit of any third party, creditor or other person to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) any party hereto; and no such third party, creditor or other person shall obtain any right under this Agreement against any party hereto by reason of any debt, liability or obligation (or otherwise).  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective heirs, executors, administrators, and permitted successors and assigns.

This Agreement may not be assigned, in whole or in part, by any party hereto without the consent of all of the other parties hereto.

9. Entire Agreement Amendments.  This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all agreements and understandings (written and oral) with respect to such subject matter.  No amendment or termination of this Agreement or any provision of this Agreement shall be effective unless it is in writing and signed by each of the parties hereto.  No waiver hereunder shall be valid unless in writing, executed by the party against whom such waiver is sought to be enforced.

10. Severability.  Each provision of this Agreement will be interpreted so as to be effective and valid under applicable Law, but if any provision is held invalid, illegal or unenforceable under applicable Law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.

11. Equitable Remedies.  The parties agree that irreparable damage would occur to the REIT and ROIP in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the REIT and ROIP shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by a Seller and to enforce specifically the terms and provisions hereof in any federal or state court located in New York, this being in addition to any other remedy to which the REIT and ROIP is entitled under this Agreement or otherwise at law or in equity.  Notwithstanding the foregoing, this Agreement shall not bar any equitable remedies otherwise available to the Seller pursuant to the terms and provisions contained in section.

12. Further Assurances.  The Sellers will, from time to time, execute and deliver to the REIT or ROIP all such other and further instruments and documents and take or cause to be taken all such other and further action as the REIT or ROIP may reasonably request in order to effect the transactions contemplated by this Agreement.  Notwithstanding the foregoing, the REIT or ROIP may request from the Seller such additional information as it may deem necessary to evaluate the eligibility of such Seller to acquire the OP Units, and may request from time to time such information as it may deem necessary to determine the eligibility of such Seller to hold OP Units or to enable ROIP or the REIT to determine the Seller’s compliance with applicable regulatory requirements or tax status, and such Seller shall provide such information as may reasonably be requested.

13. Time of the Essence.  Time is of the essence with respect to all obligations under this Agreement.

14. Descriptive Headings.  The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

15. No Personal Liability Conferred.  This Agreement shall not create or permit any personal liability or obligation on the part of any officer, director, partner, employee or stockholder of the REIT or ROIP.

16. Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally, (b) five (5) days (any day that is not a Saturday, Sunday or legal holiday in the State of California, each such day a  “Business Day”) after being mailed by certified mail, return receipt requested and postage prepaid, (c) one (1) Business Day after being sent by a nationally recognized overnight courier or (d) transmitted by facsimile if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause (a), (b) or (c) to the parties at the following addresses (or at such other address for a party as shall be specified by notice from such party):

If to the REIT or ROIP:

Renaissance Towne Centre–La Jolla
8905 Towne Center Drive, 108
San Diego, CA 92122
Attn:  Chief Financial Officer

With a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention:  Jay Bernstein
Facsimile:  (212) 878-8375

If to a Seller:

To the address indicated for such Seller on the Schedule I to this Agreement.

17. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without reference to conflicts of law principles thereof.

18. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one Agreement binding on all parties hereto, notwithstanding that not all parties shall have signed the same counterpart.

19. Special Redemption Right.  Notwithstanding any provision of the Partnership Agreement or this Agreement to the contrary, the Sellers listed on Schedule II attached hereto shall have the right to redeem that certain number of OP Units set forth opposite the Sellers name on Schedule II attached hereto at any time after issuance thereof in exchange solely for cash (and not common stock of the REIT).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dated first set forth above.

RETAIL OPPORTUNITY INVESTMENTS CORP.,
a Maryland corporation

By:  ________________________
Name:  Michael B. Haines
Title:    Chief Financial Officer

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP,
a Delaware limited partnership

By:	Retail Opportunity Investments GP, LLC,
its general partner

By:  ________________________
Name:  Michael B. Haines
Title:    Authorized Person

SELLERS:

TCA HOLDINGS, LLC, a Washington
limited liability company

By:   ARGUS GROUP, LTD., a Washington corporation, its Manager

By: ________________________
Name: ______________________
Title: _______________________

SHER GP, INC., a Washington corporation

By: ________________________
Name: ______________________
Title: _______________________

ESTATE OF DORIS BLUM

_______________________________________
Personal Representative of the Estate of Doris Blum

_______________________________________
BLUM FAMILY TRUST

_______________________________________
Trustee of the Blum Family Trust

JOSEPH BLUM IRREVOCABLE TRUST

_______________________________________
Trustee of the Joseph Blum Irrevocable Trust

_______________________________________
Ari Blum

_______________________________________
Morgan Blum

_______________________________________
Thomas Bomar

TRUST B UNDER THE HARRIS TRUST
U/A DATED 7/22/88

_______________________________________
Trustee of Trust B under the Harris Trust u/a
dated 7/22/88

RAWSON, BLUM & COMPANY

By:  ____________________________________
Name: __________________________________
Title: ___________________________________

RAWSON LIVING TRUST

_______________________________________
Trustee of the Rawson Living Trust

ARGUS GROUP, LTD.

By: ____________________________________
Name: __________________________________
Title: ___________________________________

EUGENE E. AND KATHLEEN B. CLAHAN REVOCABLE TRUST U/A DATED 11/11/88

_______________________________________
Trustee of the Eugene E. and Kathleen B. Clahan Revocable Trust u/a dated 11/11/88

MERRITT AND PAMELA SHER LIVING TRUST

_______________________________________
Trustee of the Merritt and Pamela Sher Living Trust

ESTATE OF SYLVIA SHER

_______________________________________
Personal Representative of the
Estate of Sylvia Sher

SYDNEY SHER MARITAL TRUST

_______________________________________
Trustee of the Sydney Sher Marital Trust

TERRANOMICS INVESTMENT
PARTNERSHIP

By: ____________________________________
Name: __________________________________
Title: ___________________________________

TERRANOMICS, a California corporation

By: ____________________________________
Name: __________________________________
Title: ___________________________________

RONALD SHER

_______________________________________
Ronald Sher

Schedule I

Sellers	Address	Number of Company Interests	Number of Company Units	Number of OP Units
TCA Holdings, LLC	10500 NE 8th St., Suite 850 Bellevue, WA 98004	37.431126%	2,361.19391	1,931,813
Sher GP, INC.,	c/o Ronald Sher 10500 NE 8th St., Suite 850 Bellevue, WA 98004	0.081310%	5.12912	4,196
Estate of Doris Blum	505 Sansome Street, Suite 450 San Francisco, CA 94111	0.142514%	8.98990	7,723
Blum Family Trust	c/o Rawson, Blum & Co. 505 Sansome Street, Suite 450 San Francisco, CA 94111	0.930250%	58.68110	48,010
Joseph Blum Irrevocable Trust	c/o Rawson, Blum & Co. 505 Sansome Street, Suite 450 San Francisco, CA 94111	0.089165%	5.62460	4,602
Ari Blum	68 Madrone Avenue Larkspur, CA 94939	0.276881%	17.46570	14,290
Morgan Blum	3678 23rd Street San Francisco, CA 94110	0.276881%	17.46570	14,290
Thomas Bomar	71 Reed Ranch Road Tiburon, CA 94920	0.469594%	29.62250	24,236
Trust B under the Harris Trust u/a dated 7/22/88	David R. Harris, Trustee 12636 Indio Ct. Saratoga, CA 95070	0.090094%	5.68320	4,882
Rawson, Blum & Company	c/o Rawson, Blum & Co. 505 Sansome Street, Suite 450 San Francisco, CA 94111	0.014188%	0.89500	732
Rawson Living Trust	c/o David Rawson 2744 Green Street San Francisco, CA 94123	1.541606%	97.24610	79,562

Argus Group, Ltd.	c/o Ronald Sher 10500 NE 8th Street, Suite 850 Bellevue, WA 98004	0.483618%	30.50710	24,959
Eugene E. and Kathleen B. Clahan Revocable Trust u/a dated 11/11/88	c/o Eugene Clahan 16 Meadow Avenue Kentfield, CA 94904	0.907587%	57.25150	46,840
Merritt and Pamela Sher Living Trust	c/o Sher Partners 10500 NE 8th St., Suite 850 Bellevue, WA 98004	2.258326%	142.45765	116,552
Estate of Sylvia Sher	c/o Ronald Sher 10500 NE 8th St., Suite 850 Bellevue, WA 98004	1.343570%	84.75380	72,808
Sydney Sher Marital Trust	Ronald Sher, Trustee 10500 NE 8th St., Suite 850 Bellevue, WA 98004	1.343570%	84.75380	72,808
Terranomics Investment Partnership	c/o Metrovation 10500 NE 8th St., Suite 850 Bellevue, WA 98004	0.707780%	44.64750	36,528
Terranomics	c/o Sher Partners 10500 NE 8th St., Suite 850 Bellevue, WA 98004	0.028647%	1.80710	1,478
Ronald Sher	10500 NE 8th St., Suite 850 Bellevue, WA 98004	2.583293%	162.95685	133,323

Schedule II

Sellers Entitled to Special Redemption Right

Sellers	Number of OP Units

Estate of Doris Blum	7,723
Trust B under the Harris Trust u/a dated 7/22/88	4,882
Sydney Sher Marital Trust	72,808
Estate of Sylvia Sher	72,808